SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
FENTURA FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)
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November                     , 2008
Dear Shareholders:
A special meeting of the shareholders of Fentura Financial will be held on                     , December                     , 2008, at 7:00 p.m.. The meeting will be held at the Genesys Conference and Banquet Center located at 805 Health Park Blvd., Grand Blanc, Michigan. As you will glean from the notice of the Special Meeting of Shareholders and Proxy Statement, the purpose of the special meeting is to seek your approval to amend the Articles of Incorporation to authorize the issuance of 200,000 shares of preferred stock. At this time, Fentura Financial, Inc., is not authorized to issue preferred stock.
As you may be aware, the U.S. Department of Treasury recently announced a Capital Purchase Program under the Emergency Economic Stabilization Act of 2008. Under this program authority, the Department of Treasury is able to purchase the senior preferred stock of qualified holding companies for the purpose of strengthening the capital position of the participating banks. Your Board of Directors has fully evaluated the Capital Purchase Program and recommends your approval of the amendment to the Articles of Incorporation in order to participate in the Capital Purchase Program.
The voting instructions are included on the Proxy Card which is included in this mailing package. As you will note, you are able to vote by mail, by Internet, or by phone. Please take the time to review the materials and vote your shares as soon as possible.
As always, we appreciate your continued support of Fentura Financial, Inc., and the subsidiary banks.
Sincerely,
Donald L. Grill
President & CEO
175 North Leroy Street P.O. Box 725 Fenton, Michigan 48430-0725 • PH (810) 750-8725 • FAX (810) 629-3892

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

FENTURA FINANCIAL, INC. 175 North Leroy Street P.O. Box 725 Fenton, Michigan 48430
Fentura Financial, Inc. will hold a Special Meeting of Shareholders at the Genesys Conference and Banquet Center, 805 Health Park Boulevard, Grand Blanc, Michigan,                     , December      , 2008, at 7:00 p.m. The purpose of the special meeting is to consider an amendment to Fentura’s articles of incorporation to authorize the issuance of preferred stock. Fentura has also included a proposal to adjourn or postpone the meeting, if necessary, in the event that an insufficient number of shares is present in person or by proxy to approve and adopt the proposal to amend the articles of incorporation.
The Board of Directors has fixed the close of business on November      , 2008, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS Douglas J. Kelley Secretary

Fenton, Michigan
November __, 2008

IMPORTANT
All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy form, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

PROXY STATEMENT
FENTURA FINANCIAL, INC.
175 North Leroy Street
P.O. Box 725
Fenton, Michigan 48430
Telephone: (810) 750-8725
SPECIAL MEETING OF SHAREHOLDERS
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fentura Financial, Inc. (the “Corporation”) to be voted at the Special Meeting of its shareholders to be held at the Genesys Conference and Banquet Center, 805 Health Park Boulevard, Grand Blanc, Michigan, on                     , December      , 2008, at 7:00 p.m., eastern standard time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about November      , 2008.
     If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the Special Meeting of the Corporation’s shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for each of the proposals. The Corporation’s management does not know of any other matters to be presented at the Special Meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation’s management.
     Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.
     Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation’s stock. The Corporation will pay all expenses of soliciting proxies.
Required Vote
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Special Meeting is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.
     Once a quorum is achieved, the affirmative vote of a majority of the issued and outstanding shares entitled to vote is required to approve the amendment to articles of incorporation. Abstentions and broker non votes have the effect of a vote against the proposed amendment.

     Any other matter that may properly come before the special meeting requires that more shares be voted in favor of the matter than are voted against the matter. Abstentions and broker non votes are not counted.
No Rights of Dissenting Shareholders
     Under applicable Michigan laws and the Corporation’s articles of incorporation and bylaws, shareholders do not have the right to dissent and to receive the fair value of their shares in cash.
Authority to Adjourn Special Meeting to Solicit Additional Proxies
     In the event that there are not sufficient votes to constitute a quorum or to approve the proposal to amend the articles of incorporation at the time of the special meeting, the proposal cannot be approved unless the special meeting is adjourned or postponed to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Corporation at the time of the special meeting to be voted for an adjournment or postponement, if deemed necessary, the Corporation has submitted the question of adjournment or postponement to its shareholders as a separate matter for their consideration. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to the Corporation’s shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned.
PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
General
     In October 2008, the U.S. Department of Treasury announced a voluntary Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 whereby it would purchase senior preferred stock of qualifying bank holding companies on what our board considers to be favorable terms (the “Treasury program”). Participants in the Treasury program are also required to issue warrants to purchase a number of shares of common stock having an aggregate market price equal to 15% of the senior preferred amount. The U.S. Department of Treasury’s term sheet summarizing the terms of its proposed investment is attached hereto as Appendix A.
     Our Board of Directors has unanimously approved and recommended that our shareholders adopt an amendment to the Corporation’s articles of incorporation to authorize the issuance of up to 200,000 shares of preferred stock with such rights and preferences as the Board may determine in order to participate in the Treasury program. The Board of Directors believes that authorizing the Board to issue preferred stock will enable the Corporation to raise capital to help ensure that its wholly-owned bank subsidiaries remain well-capitalized.
     Currently, we are not authorized to issue preferred stock. If the amendment is adopted by the shareholders of the Corporation, the shares of preferred stock will be available for issuance in connection with the Treasury program and from time to time for such purposes and consideration as the Board may approve. No further vote of the shareholders of the Corporation will be required, except as provided under Michigan law. The Board of Directors believes that it is advisable to increase the Corporation’s authorized capital to include preferred stock in order take advantage of the Treasury program and to help ensure that its wholly-owned bank subsidiaries remain well-capitalized.
     The Corporation’s preferred stock may have such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and other rights, preferences and limitations, as determined by the Board in its sole discretion. The Board will also have the sole authority to issue such shares of preferred stock to whomever and for whatever purposes it may deem appropriate.

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The Board currently anticipates that it will issue the maximum amount available (3% of risk adjusted assets) under the Treasury program with the terms, rights and preferences set forth on Appendix A and will issue a number of warrants exercisable for Corporation common stock equal to 15% of the senior preferred amount. The exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrant is the market price for the Corporation’s common stock on the date of the senior preferred investment (calculated on a 20-trading day trailing average). The warrants will have additional terms and features set forth on Appendix A. Shareholder approval is not necessary for the issuance of the warrants since the Corporation has sufficient authorized but unissued shares of common stock.
Potential Effects of the Proposed Amendment
     In deciding whether to issue shares of preferred, the Board of Directors will consider the terms of such capital stock and the effect of the issuance on the operating results of the Corporation and its existing shareholders. Issuances of one or more series of preferred stock may result in dilution to the investments of existing shareholders. Issuances of preferred stock could be used to discourage or make it more difficult for a person to acquire control of the Corporation or remove management. The Board of Directors did not propose this amendment for the purpose of discouraging mergers or changes in control of the Corporation.
     The text of the proposed amendment to the articles of incorporation is set forth in Appendix B attached hereto. Shareholders are urged to read Appendix B carefully.
     The Board intends to issue shares of preferred stock and common stock warrants as soon as possible under the Treasury program. None of our directors or executive officers has any financial or other personal interest in this proposal except as described herein.
Required Vote
     The affirmative vote of a majority of issued and outstanding shares of the Corporation’s common stock entitled to vote is required for approval of this proposal.
     The Board of Directors recommends a vote FOR the approval of the amendment to the articles of incorporation to authorize the issuance of preferred stock by the Corporation.

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STOCK OWNERSHIP INFORMATION
Stock Ownership of Directors, Executive Officers and Certain Major Shareholders
     At the close of business on November      , 2008, the record date for determination of the shareholders entitled to vote at the Special Meeting, the Corporation had issued and outstanding                      shares of its common stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.
     In general, “beneficial ownership” includes those shares a director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of the Corporation’s directors and executive officers named in the summary compensation table below and those shareholders who hold more than 5% of the total outstanding shares as of November      , 2008.

	Shares		Percent
Name of	Beneficially		of
Beneficial Owner	Owned(1)		Outstanding(2)

Kenneth R. Elston (Director)	3,804	(3)	*
Donald L. Grill (Director, Executive Officer)	13,674	(3)(5)	*
Ronald L. Justice (Executive Officer)	5,359	(3)(5)	*
J. David Karr (Director)	4,543	(3)	*
Douglas J. Kelley (Executive Officer)	1,134	(5)	*
Dennis E. Leyder (Executive Officer)	1,547	(5)	*
Thomas P. McKenney (Director)	4,681	(3)(4)	*
Thomas L. Miller (Director)	4,765		*
Brian P. Petty (Director)	17,989	(3)(4)	*
Holly J. Pingatore (Executive Officer)	2,099	(3)(5)	*
Douglas W. Rotman	1,246		*
Ian W. Schonsheck (Director)	4,215		*
Forrest A. Shook (Director)	36,687	(4)	1.68%
Sheryl E. Stephens	1,183	(3)	*
Donald E. Johnson, Jr.(6)	220,836		10.13%
Mary Alice Heaton(6)	111,631		5.12%
Linda J. Lemieux(6)	104,083		4.77%
Directors and Executive Officers as a group (14 persons)	102,926		4.72%

(1)	The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or that the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power. This includes shares allocated to the person under the Corporation’s Employee Stock Ownership Plan (ESOP). Due to a change in plan administrators, the actual allocation of such shares is not currently available, and the allocation of shares has been estimated based on prior year allocations. This column includes shares that may be acquired pursuant to stock options that are exercisable within 60 days.

(2)	The symbol * shown in this column indicates ownership of less than 1%.

(3)	Ownership and voting rights of all shares are joint with spouse or individually held.

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(4)	Includes 1,336 shares for Mr. Petty and 668 shares for Mr. McKenney and Mr. Shook that may be acquired pursuant to stock options that are exercisable within 60 days.

(5)	Includes 5,107 shares for Mr. Grill, 2,104 shares for Mr. Justice, 732 shares for Mr. Kelley, 1,135 shares for Mr. Leyder, and 1,523 shares for Ms. Pingatore, that may be acquired pursuant to stock options that are exercisable within 60 days.

(6)	Each person’s address is: SNB Trust Operations, 101 North Washington Avenue, Saginaw, Michigan 48607.
WHERE YOU CAN FIND MORE INFORMATION
     The Corporation files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC’s Public Reference Room, 100 F Street, N.W., Washington, D.C. 20549.
     The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers including the Corporation, who file electronically with the SEC. The address of that site is http://www.sec.gov. The Corporation maintains a website at http://www.fentura.com.
Shareholder Proposals
     An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2009 Special Meeting of Shareholders must notify the Corporation’s Secretary by delivering a copy of the proposal to the Corporation’s offices no later than November 21, 2008. If a shareholder notifies the Corporation after 45 days before the first anniversary of the date on which this Proxy Statement is first mailed of an intent to present a proposal at the 2009 Special Meeting of shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.
Expenses of Solicitation
     The Corporation pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by the Corporation’s officers and employees without additional compensation. The Corporation pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.
BY ORDER OF THE BOARD OF DIRECTORS,
Douglas J. Kelley
Secretary
Dated: November __, 2008
See enclosed voting (proxy) form please sign and mail promptly.

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APPENDIX A
TARP CAPITAL PURCHASE PROGRAM
SENIOR PREFERRED STOCK AND WARRANTS
SUMMARY OF SENIOR PREFERRED TERMS

ISSUER:	Qualifying Financial Institution (“QFI”) means (i) any U.S. bank or U.S. savings association not controlled by a Bank Holding Company (“BHC”) or Savings and Loan Holding Company (“SLHC”); (ii) any U.S. BHC, or any U.S. SLHC which engages only in activities permitted for financial holdings companies under Section 4(k) of the Bank Holding Company Act, and any U.S. bank or U.S. savings association controlled by such a qualifying U.S. BHC or U.S. SLHC; and (iii) any U.S. BHC or U.S. SLHC whose U.S. depository institution subsidiaries are the subject of an application under Section 4(c)(8) of the Bank Holding Company Act; except that QFI shall not mean any BHC, SLHC, bank or savings association that is controlled by a foreign bank or company. For purposes of this program, “U.S. bank”, “U.S. savings association”, “U.S. BHC” and “U.S. SLHC” means a bank, savings association, BHC or SLHC organized under the laws of the United States or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands. THE UNITED STATES DEPARTMENT OF THE TREASURY WILL DETERMINE ELIGIBILITY AND ALLOCATION FOR QFIS AFTER CONSULTATION WITH THE APPROPRIATE FEDERAL BANKING AGENCY.

INITIAL HOLDER:	United States Department of the Treasury (the “UST”).

SIZE:	QFIs may sell preferred to the UST subject to the limits and terms described below.

Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and (ii) 3% of its risk-weighted assets.

SECURITY:	Senior Preferred, liquidation preference $1,000 per share. (Depending upon the QFI’s available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)

RANKING:	Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

REGULATORY	Tier l.
CAPITAL
STATUS:

TERM:	Perpetual life.

DIVIDEND:	The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

REDEMPTION:	Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred. After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI. All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of non-cumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFI’s primary federal bank regulator.

“Qualified Equity Offering” shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.

Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

RESTRICTIONS ON DIVIDENDS:	For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

COMMON DIVIDENDS:	The UST’s consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

REPURCHASES:	The UST’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties. In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under “Restrictions on Dividends”.

VOTING RIGHTS:	The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred.

If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

TRANSFERABILITY:	The Senior Preferred will not be subject to any contractual restrictions on transfer. The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange. If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

EXECUTIVE COMPENSATION:	As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection. As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

SUMMARY OF WARRANT TERMS

WARRANT:	The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under “Reduction”. The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day tiailing average), subject to customary anti-dilution adjustments. The exercise price shall be reduced by 15% of the original exercise price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

TERM:	10 years

EXERCISABILITY:	Immediately exercisable, in whole or in part

TRANSFERABILITY:	The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of onehalf of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009. The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants. The QFI will apply for the listing on the national exchange on which the QFI’s common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

VOTING:	The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

REDUCTION:	In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.

CONSENT:	In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.

SUBSTITUTION:	In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrant, as determined by the UST.

Appendix B
FENTURA FINANCIAL, INC.
AMENDMENT TO ARTICLES OF INCORPORATION
ARTICLE III
     The total number of shares of all classes of the capital stock which the Corporation has authority to issue is 5,200,000, which shall be divided into a class of 5,000,000 shares of common stock and a class of 200,000 shares of preferred stock.
Preferred Stock
     Subject to the limitations and restrictions set forth in this Article III, the board of directors is authorized and empowered at any time, and from time to time, to designate and issue any authorized and unissued preferred stock (whether or not previously designated as shares of a particular series, and including preferred stock of any series issued and thereafter acquired by the Corporation) as shares of one or more series, hereby or hereafter to be designated. Each different series of preferred stock may vary as to dividend rate, redemption price, liquidation price, voting rights and conversion rights, if any, all of which shall be fixed as hereinafter provided. Each series of preferred stock issued hereunder shall be so designated as to distinguish the shares thereof from the shares of the other series and classes. All preferred stock of any one series shall be alike in every particular.
     The rights, qualifications, limitations or restrictions or each series of preferred stock shall be as stated and expressed in the resolution or resolutions adopted by the board of directors which provides for the issuance of such series, which resolutions may include, but shall not be limited to, the following:
(i)	The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

(ii)	The rate of the dividends thereon and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and if cumulative, the date or dates from which dividends shall accumulate;

(iii)	The amount per share, if any, which the holders of preferred stock of such series shall be entitled to receive, in addition to any dividends accrued and unpaid thereon, (a) upon the redemption thereof, plus the premium payable upon redemption, if any; or (b) upon the voluntary liquidation, dissolution or winding up of the Corporation; or (c) upon the involuntary liquidation, dissolution or winding up of the Corporation;

B-1

(iv)	The conversion or exchange rights, if any, of such series, including without limitation, the price or prices, rate or rates, provision for the adjustment thereof (including provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which preferred stock constituting such series may be convertible into, or exchangeable for shares of any other class or classes or series;

(v)	Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

(vi)	Whether the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(vii)	The voting rights per share, if any, of each such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series) shall be entitled to vote separately as a single class, upon any merger, share exchange or other transaction of the Corporation, or upon any other matter, including (without limitation) the elections of one or more additional directors of the Corporation in case of dividend arrearage or other specified events; and

(viii)	Whether the issuance of any additional shares of such series, or of any shares of any other series shall be subject to restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of these articles of incorporation.
Common Stock
     No shares of common stock shall be entitled to any preferences, and each share of common stock shall be equal to every other share of such class of stock in every respect. At all meetings of shareholders of the Corporation, the holders of the common stock shall be entitled to one vote for each share of common stock held by them of record.

B-2

P.O. Box 725
Fenton, Michigan 48430-0725
SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.

DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals.

If you personally plan to attend the Special Meeting of Shareholders, please check the box below and list names of attendees on reverse side.

COMMON
Signature

Signature

Date
Return this stub in the enclosed envelope with your completed proxy card.

	I/We do plan to attend the Speciall Meeting.	☐

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.	Number attending

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.

  2. Visit our Internet voting site at www.illinoisstocktransfer.com, click on the "Internet Voting" tab and enter your Voter Control Number in the designated field. Your Voter Control Number is printed on the front of this proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to , 2008 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET , Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.
Please note that all votes cast by telephone must be completed and submitted prior to , 2008 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE , Please Do Not Return Your Proxy Card By Mail

PROXY — FENTURA FINANCIAL, INC.
                       Special Meeting of Shareholders, December ___, 2008                   COMMON

The undersigned hereby appoints Brian P. Petty and Forrest A. Shook as Proxies, each with the power to appoint his substitute, and hereby authorized them to represent and to vote, as designated below, all the shares of Common Stock of Fentura Financial, Inc. held of record by the undersigned on November       , 2008 at the Special Meeting of Shareholders to be held December       , 2008 and at any adjournment thereof.

1.	To amend the Articles of Incorporation to authorize the issuance of preferred stock.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To consider and act upon a proposal to adjourn or postpone the meeting, if necessary, in the event that an insufficient number of shares is present in persons or by proxy to approve and adopt the proposal to amend the Articles of Incorporation.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.